Exhibit 23.2

HAN KUN LAW OFFICES

Suite 906, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China

TEL: (86 10) 8525 5500; FAX: (86 10) 8525 5511 / 8525 5522

April 28, 2015

China Digital TV Holding Co., Ltd.

Jingmeng High-Tech Building B, 4th Floor

No. 5 Shangdi East Road

Haidian District, Beijing

People’s Republic of China 100085

Dear Sir/Madam:

We hereby consent to the reference of our name under the heading “Risk Factors” and “Regulation” in China Digital TV Holding Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2014, which will be filed with the Securities and Exchange Commission in the month of April 2015. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Han Kun Law Offices

Han Kun Law Offices